Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – October 31, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2017.
FINANCIAL RESULTS
For the quarter ended September 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $33.5 million, or $0.15 per share, compared to $70.1 million, or $0.30 per share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $57.1 million, or $0.25 per share, compared to $64.9 million, or $0.27 per share, for the same period in 2016; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $59.3 million, or $0.26 per share, compared to $64.8 million, or $0.27 per share, for the same period in 2016.
For the nine months ended September 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $134.5 million, or $0.57 per diluted share, compared to $141.4 million, or $0.60 per share, for the same period in 2016;

▪	FFO attributable to common shareholders of $118.3 million, or $0.51 per share, compared to $215.2 million, or $0.91 per share, for the same period in 2016; and

▪	Operating FFO attributable to common shareholders of $189.1 million, or $0.81 per share, compared to $197.3 million, or $0.83 per share, for the same period in 2016.
OPERATING RESULTS
For the quarter ended September 30, 2017, the Company’s portfolio results were as follows:

▪	1.0% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.2% at September 30, 2017, down 50 basis points from 94.7% at June 30, 2017 and down 100 basis points from 95.2% at September 30, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 92.7% at September 30, 2017, down 100 basis points from 93.7% at June 30, 2017 and down 180 basis points from 94.5% at September 30, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.50 at September 30, 2017, up 8.6% from $17.03 ABR per occupied square foot at September 30, 2016;

▪	787,000 square feet of retail leasing transactions comprised of 123 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.9% on new leases and 6.4% on renewal leases for a blended re-leasing spread of 6.7%.
For the nine months ended September 30, 2017, the Company’s portfolio results were as follows:

▪	1.7% increase in same store NOI over the comparable period in 2016;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	2,050,000 square feet of retail leasing transactions comprised of 384 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 19.6% on new leases and 6.7% on renewal leases for a blended re-leasing spread of 8.1%.
“2017 has proven to be the most transformative year for us with nearly $1.1 billion of disposition activity,” stated Steve Grimes, president and chief executive officer. “At this pace, we are poised to finish our disposition goals ahead of plan and with our balance sheet in check, we are now able to focus primarily on our growth initiatives within our concentrated portfolio of assets.”
INVESTMENT ACTIVITY
Dispositions
Year to date, the Company has completed, is under contract or has letters of intent (LOIs) for dispositions totaling $1.1 billion. During the quarter, the Company completed $228.0 million of dispositions, which included the sales of 11 non-target multi-tenant retail assets. Subsequent to quarter end, the Company completed the sales of four non-target multi-tenant retail assets, all of which were classified as held for sale as of September 30, 2017, for $76.5 million. Year to date, the Company has completed dispositions totaling $719.3 million.
The Company has an LOI to sell its one remaining office building, Schaumburg Towers, located in the northwest suburbs of Chicago, for a purchase price of $87.6 million. In addition, the Company is under contract to sell nine non-target multi-tenant retail assets for $212.7 million. The Company also has LOIs to sell one non-target multi-tenant retail asset for $23.1 million and two single-user retail assets for $9.5 million. The sale of Schaumburg Towers is expected to close during the first quarter of 2018 and the remaining transactions are expected to close during the fourth quarter of 2017 and the first quarter of 2018, subject to satisfaction of customary closing conditions and, for those transactions subject to an LOI, negotiations of definitive agreements consistent with the LOIs.
Acquisitions
Year to date, the Company has completed $147.6 million of acquisitions. During the quarter, as previously announced, the Company completed the acquisition of New Hyde Park Shopping Center, located in the New York metropolitan statistical area (MSA), for a gross purchase price of $22.1 million. In addition, the Company acquired the remaining phases at One Loudoun Downtown, located in the Washington, D.C. MSA, for a gross purchase price of $25.7 million.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2017, the Company had approximately $1.7 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.1x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.5x. Consolidated indebtedness had a weighted average contractual interest rate of 3.60% and a weighted average maturity of 5.4 years.
During the quarter, the Company repaid $58.2 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.04% and incurred a prepayment penalty of $3.0 million. Additionally, the Company repaid $100.0 million of its unsecured term loan due 2018, which had an interest rate of 2.68% and a remaining outstanding balance of $100.0 million as of September 30, 2017. Subsequent to quarter end, the Company repaid a $7.7 million mortgage payable with an interest rate of 7.70%.
During the quarter, the Company repurchased 3.8 million shares of common stock under its stock repurchase program at an average price per share of $13.09 for a total of approximately $49.9 million, including 0.4 million shares repurchased in September 2017 at an average price per share of $13.08 for a total of $5.2 million, which settled on October 2, 2017.

Year to date, the Company has repaid $581.5 million of total debt, excluding amortization, with a weighted average interest rate of 6.34% and incurred prepayment penalties of $68.5 million, primarily due to the defeasance of the IW JV cross-collateralized portfolio of mortgages payable in January 2017.
Year to date, the Company has repurchased 9.8 million shares of common stock under its stock repurchase program at an average price per share of $12.76 for a total of approximately $125.6 million.
GUIDANCE
The Company is revising its 2017 guidance range for net income attributable to common shareholders to $1.06 to $1.08 per share from $0.95 to $1.00 per share. The Company is increasing its 2017 Operating FFO attributable to common shareholders guidance range to $1.03 to $1.05 per share from $1.00 to $1.05 per share, based, in part, on the following assumptions:

▪	Increased 2017 same store NOI growth range to 1.75% to 2.25% from 1.25% to 2.25%;

▪	Increased 2017 dispositions range to $850 million to $1 billion from $800 to $900 million;

▪	Maintained 2017 acquisitions range of $375 to $475 million, including repurchases of common stock; and

▪	Decreased 2017 general and administrative expenses range to $39 to $41 million from $42 to $44 million.
PREFERRED STOCK REDEMPTION
On October 26, 2017, the Company announced that it will redeem all 5.4 million outstanding shares of its 7.00% Series A cumulative redeemable preferred stock on December 20, 2017 for cash at a redemption price of $25.00 per preferred share, plus $0.3840 per preferred share representing all accrued and unpaid dividends up to, but excluding, December 20, 2017.
DIVIDEND
On October 26, 2017, the Company declared the fourth quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2018 to Class A common shareholders of record on December 27, 2017.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 1, 2017 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on November 1, 2017 until midnight (ET) on November 15, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13669182.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.

ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of September 30, 2017, the Company owned 120 retail operating properties representing 21.6 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, and the impact on earnings from executive separation, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2017 represents NOI from the Company’s same store portfolio consisting of 110 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and nine months ended September 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,090,790	$1,191,403
Building and other improvements	3,773,266	4,284,664
Developments in progress	31,083	23,439
	4,895,139	5,499,506
Less accumulated depreciation	(1,250,619)	(1,443,333)
Net investment properties	3,644,520	4,056,173

Cash and cash equivalents	29,652	53,119
Accounts and notes receivable (net of allowances of $6,421 and $6,886, respectively)	72,496	78,941
Acquired lease intangible assets, net	126,487	142,015
Assets associated with investment properties held for sale	64,673	30,827
Other assets, net	131,265	91,898
Total assets	$4,069,093	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,087 and $1,437, respectively, unamortized discount of $(590) and $(622), respectively, and unamortized capitalized loan fees of $(649) and $(5,026), respectively)	$288,100	$769,184
Unsecured notes payable, net (includes unamortized discount of $(882) and $(971), respectively, and unamortized capitalized loan fees of $(3,523) and $(3,886), respectively)	695,595	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,086) and $(2,402), respectively)	546,914	447,598
Unsecured revolving line of credit	187,000	86,000
Accounts payable and accrued expenses	74,105	83,085
Distributions payable	40,145	39,222
Acquired lease intangible liabilities, net	101,045	105,290
Liabilities associated with investment properties held for sale, net (includes unamortized capitalized loan fees of $(25) and $0, respectively)	9,056	864
Other liabilities	78,195	74,501
Total liabilities	2,020,155	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2017 and December 31, 2016; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 227,496 and 236,770 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	227	237
Additional paid-in capital	4,804,679	4,927,155
Accumulated distributions in excess of earnings	(2,756,859)	(2,776,033)
Accumulated other comprehensive income	886	722
Total equity	2,048,938	2,152,086
Total liabilities and equity	$4,069,093	$4,452,973

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Rental income	$100,977	$113,627	$316,968	$344,081
Tenant recovery income	28,024	29,130	88,334	89,140
Other property income	1,518	1,769	6,249	7,170
Total revenues	130,519	144,526	411,551	440,391

Expenses
Operating expenses	19,572	20,285	62,440	63,438
Real estate taxes	21,863	19,937	65,229	60,966
Depreciation and amortization	51,469	56,763	157,268	163,602
Provision for impairment of investment properties	45,822	4,742	58,856	11,048
General and administrative expenses	7,785	11,110	29,368	33,289
Total expenses	146,511	112,837	373,161	332,343

Operating (loss) income	(15,992)	31,689	38,390	108,048

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	—	—	6,978
Interest expense	(21,110)	(25,602)	(128,077)	(78,343)
Other (expense) income, net	(76)	22	380	449
(Loss) income from continuing operations	(37,178)	6,109	(89,307)	50,785
Gain on sales of investment properties	73,082	66,385	230,874	97,737
Net income	35,904	72,494	141,567	148,522
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435

Earnings per common share – basic
Net income per common share attributable to common shareholders	$0.15	$0.30	$0.58	$0.60
Earnings per common share – diluted
Net income per common share attributable to common shareholders	$0.15	$0.30	$0.57	$0.60

Weighted average number of common shares outstanding – basic	229,508	236,783	233,348	236,692

Weighted average number of common shares outstanding – diluted	230,104	237,108	233,949	236,983

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435
Depreciation and amortization of depreciable real estate	50,867	56,384	155,857	162,577
Provision for impairment of investment properties	45,822	4,742	58,856	8,884
Gain on sales of depreciable investment properties	(73,082)	(66,385)	(230,874)	(97,737)
FFO attributable to common shareholders	$57,149	$64,873	$118,319	$215,159

FFO attributable to common shareholders per common share outstanding	$0.25	$0.27	$0.51	$0.91

FFO attributable to common shareholders	$57,149	$64,873	$118,319	$215,159
Impact on earnings from the early extinguishment of debt, net	3,006	—	71,675	(12,842)
Provision for hedge ineffectiveness	5	(38)	16	(35)
Provision for impairment of non-depreciable investment property	—	—	—	2,164
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Impact on earnings from executive separation, net (a)	(1,086)	—	(1,086)	—
Other (b)	207	(5)	188	(189)
Operating FFO attributable to common shareholders	$59,281	$64,830	$189,112	$197,279

Operating FFO attributable to common shareholders per common share outstanding	$0.26	$0.27	$0.81	$0.83

Weighted average number of common shares outstanding – basic	229,508	236,783	233,348	236,692

(a)	Reflected as a reduction to "General and administrative expenses" in the condensed consolidated statements of operations.

(b)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$1.06	$1.08
Depreciation and amortization of depreciable real estate	0.87	0.87
Provision for impairment of investment properties	0.26	0.26
Gain on sales of depreciable investment properties	(1.49)	(1.49)
FFO attributable to common shareholders	$0.70	$0.72

Impact on earnings from the early extinguishment of debt	0.32	0.32
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Impact on earnings from executive separation, net	(0.01)	(0.01)
Other	—	—
Operating FFO attributable to common shareholders	$1.03	$1.05

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,362	2,362	7,087	7,087
Gain on sales of investment properties	(73,082)	(66,385)	(230,874)	(97,737)
Depreciation and amortization	51,469	56,763	157,268	163,602
Provision for impairment of investment properties	45,822	4,742	58,856	11,048
General and administrative expenses	7,785	11,110	29,368	33,289
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Interest expense	21,110	25,602	128,077	78,343
Straight-line rental income, net	(1,849)	(1,226)	(3,109)	(3,054)
Amortization of acquired above and below market lease intangibles, net	(482)	(1,441)	(1,762)	(2,412)
Amortization of lease inducements	242	265	824	817
Lease termination fees	(188)	(385)	(2,310)	(3,070)
Straight-line ground rent expense	674	692	2,037	2,372
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other expense (income), net	76	(22)	(380)	(449)
NOI	87,341	102,069	279,142	310,220
NOI from Other Investment Properties	(12,054)	(27,548)	(52,111)	(87,028)
Same Store NOI	$75,287	$74,521	$227,031	$223,192

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	September 30, 2017	December 31, 2016

Mortgages payable, net	$288,100	$769,184
Mortgage payable associated with investment properties held for sale, net	7,655	—
Unsecured notes payable, net	695,595	695,143
Unsecured term loans, net	546,914	447,598
Unsecured revolving line of credit	187,000	86,000
Total	1,725,264	1,997,925
Mortgage premium, net of accumulated amortization	(1,087)	(1,437)
Mortgage discount, net of accumulated amortization	590	622
Unsecured notes payable discount, net of accumulated amortization	882	971
Capitalized loan fees, net of accumulated amortization	7,283	11,314
Total notional debt	1,732,932	2,009,395
Less: consolidated cash and cash equivalents	(29,652)	(53,119)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	(65,086)	—
Total net debt	1,638,194	1,956,276
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$1,773,194	$2,091,276
Net Debt to Adjusted EBITDA (a)	5.1x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA (a)	5.5x	6.0x

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2017	December 31, 2016

Net income attributable to common shareholders	$33,542	$15,932
Preferred stock dividends	2,362	2,363
Interest expense	21,110	31,387
Depreciation and amortization	51,469	60,828
Gain on sales of investment properties	(73,082)	(31,970)
Provision for impairment of investment properties	45,822	9,328
Impact on earnings from executive separation, net	(1,086)	—
Adjusted EBITDA	$80,137	$87,868
Annualized	$320,548	$351,472

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.